EXHIBIT 23-1


                     CONSENT OF INDEPENDENT ACCOUNTANTS
                     ----------------------------------


   We hereby consent to the incorporation by reference in Pre-Effective Amendment No. 1 to this Registration Statement on Form S-3 of our report dated January 29, 1999, except as to Note 15, which is as of February 26, 1999, relating to the financial statements and financial statement schedules, which appears in Arvin Industries, Inc.'s Annual Report on Form 10-K for the year ended January 3, 1999. We also consent to the reference to us under the heading Experts in such Registration Statement.


   PricewaterhouseCoopers LLP
   Indianapolis, Indiana
   June 22, 1999